Exhibit 10.3


                              AMENDATORY AGREEMENT


     This Amendatory Agreement (the "Agreement") is dated December 13, 2005 and is between Duluth Venture Capital Partners, LLC, a Minnesota limited liability company ("Duluth") and Equicap, Inc. ("Company") with respect to a certain non-interest bearing payable of Equicap, Inc. in the aggregate amount of $132,912 ("Payable").

     Section 1. Acknowledgement. Company confirms the validity of the Payable and that Duluth is recognized as the owner of the Payable on the records of the Company.

     Section 2. Conversion. Company and Equicap agree to convert the Payable, effective on the date hereof, into a convertible promissory note in the form attached as Exhibit A to this Agreement. Equicap represents and warrants that
(a) it has outstanding on the date hereof 390,100 shares of its common stock and no shares of preferred stock and (b) there are not outstanding any options, warrants or other rights to acquire Equicap common or preferred shares.

     Section 3. Beneficial Ownership. Duluth represents that the beneficial owner of its ownership interests is William H. Wilkinson.

     Section 4. Miscelleaneous. No waiver of any breach or default of this Agreement by Consultant shall be considered to be a waiver of any other breach or default of this Agreement. Should any litigation be commenced between Duluth and Company for such breach, the party prevailing in such litigation shall be entitled, in addition to such other relief that may be granted, to a reasonable sum as and for their or his or its attorney's fees and costs in such litigation. Every provision of this Agreement is intended to be severable. If any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, said illegality or invalidity shall not affect the validity of the remainder of this Agreement. The interpretation of this Agreement shall be governed by the local law of the State of Colorado. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter thereof. This Agreement shall inure to the benefit of the parties and their successors and assigns.


EQUICAP, INC.                                        DULUTH VENTURE CAPITAL
                                                     PARTNERS, LLC

/s/  Stephen M. Siedow                              /s/  William H. Wilkinson
----------------------------                        ----------------------------
Stephen M. Siedow                                    William H. Wilkinson
President                                            Managing Member